SUB-ITEM 77(Q)(F)
                   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNT

                                 ATTACHMENT ONE

         TO BE FILED AS AN EXHIBIT UNDER SUB-ITEM 77Q1(F) OF FORM N-CSR
  LETTER FROM FORMER INDEPENDENT ACCOUNTANT FURNISHED PURSUANT TO SUB-ITEM 77K


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the statement of the Registrant (copy attached) which we understand will be included in response to Sub-item 77K of Form N-SAR and agree with the statements concerning our firm contained therein.


Very truly yours,


/s/ Deloitte & Touche LLP
Boston, Massachusetts


cc:      Ms. Joanna Haigney
         Secretary, Rydex Capital Partners SPhinX Fund